UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2019

SEALED AIR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2415 Cascade Pointe Boulevard
Charlotte	North Carolina	28208
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (980)221-3235
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.10 per share	SEE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.
On November 26, 2019, Sealed Air Corporation (“Sealed Air” or the “Company”), certain wholly owned domestic subsidiaries of Sealed Air (the “Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”), entered into an Indenture dated as of November 26, 2019 (the “Indenture”), pursuant to which Sealed Air issued $425 million aggregate principal amount of 4.000% senior notes due 2027 (the “Notes”). The Notes will mature on December 1, 2027. Interest is payable on December 1 and June 1 of each year, commencing June 1, 2020.
Prior to the date that is three months prior to the scheduled maturity date of the Notes (the “Par Call Date”), Sealed Air may redeem the Notes, in whole or in part, at any time, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the greater of (i) 100% of the principal amount of such Notes or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes (assuming for this purpose that interest accrued to the Par Call Date is scheduled to be paid on the Par Call Date) from the redemption date to the Par Call Date discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 50 basis points, plus in either (i) or (ii), any interest accrued but not paid to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
At any time on or after the Par Call Date, Sealed Air may redeem the Notes, in whole or in part, at any time, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount thereof, plus any interest accrued but not paid to, but not including, the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
If Sealed Air experiences a Change of Control Repurchase Event (as defined in the Indenture), holders of the Notes have the right to require Sealed Air to repurchase their Notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
The Indenture limits the ability of Sealed Air and, in certain cases, its Restricted Subsidiaries (as defined in the Indenture) to, among other things, (i) create liens on certain assets to secure indebtedness; (ii) engage in certain sale and leaseback transactions; and (iii) merge or consolidate or transfer and sell substantially all of their assets.
The Indenture provides that events of default with respect to the Notes include: (i) failure to make the payment of any interest on any Note when the same becomes due, with such failure continuing for a period of 30 days; (ii) failure to make the payment of any principal of, or premium, if any, on, any Note when the same becomes due; (iii) failure to perform or comply with certain covenants or agreements in the Notes, the Indenture or related documents (subject to applicable time periods provided for compliance or cure); (iv) failure to pay when due (subject to any applicable grace period) the principal of, or acceleration of, any Indebtedness (as defined in the Indenture) for money borrowed by Sealed Air or any Restricted Subsidiary having an aggregate principal amount of at least $75.0 million and such default shall not have been received or such Indebtedness shall not have been discharged within 10 days; and (v) certain events of bankruptcy, insolvency or reorganization affecting Sealed Air or any Restricted Subsidiary that is a Significant Subsidiary (as defined in the Indenture).
If an event of default with respect to the Notes (other than an event of default relating to certain bankruptcy or insolvency matters) shall have occurred and be continuing, the Trustee or the registered holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare to be immediately due and payable the principal amount of all of such outstanding Notes, plus accrued but unpaid interest to the date of acceleration. In case an event of default relating to certain bankruptcy or insolvency matters occurs, such amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes.

The Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and the description of the material terms of the Indenture is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 8.01 Other Events.
Tender Offer Expiration and Satisfaction and Discharge of 6.50% Senior Notes due 2020

On November 21, 2019, the Company issued press releases announcing (i) the total consideration (the “Total Consideration”), and (ii) the expiration (the “Expiration”) and the results of its previously announced tender offer for its outstanding 6.50% Senior Notes due 2020 (the “2020 Notes”). A copy of the (i) Total Consideration and (ii) Expiration and results press releases, each dated November 21, 2019, are attached as Exhibit 99.1 and Exhibit 99.2 hereto and are incorporated herein by reference.
$88,087,000 in aggregate principal amount of the 2020 Notes were not tendered and remained outstanding following the Expiration. On November 26, 2019, the Company notified U.S. Bank, National Association, as trustee under the indenture governing the 2020 Notes, that it would satisfy and discharge the 2020 Notes. On November 26, 2019, the Company also deposited with the trustee sufficient funds to fund the satisfaction and discharge of the 2020 Notes that were not tendered and remained outstanding following the Expiration.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of November 26, 2019, by and among Sealed Air Corporation, the Guarantors party thereto, and U.S. Bank National Association.
4.2	Form of 4.000% senior note due 2027 (included in Exhibit 4.1).
99.1	Press release, dated November 21, 2019 announcing the Total Consideration for the tender offer for the 2020 Notes.
99.2	Press release, dated November 21, 2019 announcing the Expiration and results of the tender offer for the 2020 Notes.
104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

	By:	/s/ James M. Sullivan
	Name:	James M. Sullivan
	Title:	Senior Vice President & Chief Financial Officer

Date: November 26, 2019